Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

H.I.G. STEELCO HOLDINGS, INC.

ARTICLE ONE

NAME

The name of the corporation is H.I.G. SteelCo Holdings, Inc. (the “Corporation”).

ARTICLE TWO

ADDRESS OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

PURPOSE

The nature of the business or the purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

CAPITAL STOCK

The total number of shares of stock which the Corporation has authority to issue is 1,000,000 shares of Common Stock, with a par value of $.001 per share.

ARTICLE FIVE

INCORPORATOR

The name and address of the incorporator are:

Lisa J. Falenski

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219-6401

ARTICLE SIX

EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE SEVEN

BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

ARTICLE EIGHT

MEETING OF STOCKHOLDERS

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE NINE

INDEMNIFICATION

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE TEN

BUSINESS COMBINATIONS

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 19th day of May, 2005.

/s/ Lisa J. Falenski
Lisa J. Falenski
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

H.I.G. STEELCO HOLDINGS, INC.

H.I.G. SteelCo Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify:

1. That ARTICLE FOUR of the Company’s Certificate of Incorporation be, and it hereby is, amended to read as follows (the “Charter Amendment”):

CAPITAL STOCK

The total number of shares of stock that the corporation shall have authority to issue is one million one hundred thousand (1,100,000) shares of Common Stock, with a par value of $.001 per share.

2. That written consent in favor of the Charter Amendment was given by the Board of Directors of the Company on June 22, 2005.

3. That written consent in favor of the Charter Amendment was given by the Company’s sole stockholder on June 22, 2005.

4. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, H.I.G. SteelCo Holdings, Inc. has caused this Certificate to be signed by Matthew Sanford, its Vice President, this 8th day of July, 2005.

H.I.G. STEELCO HOLDINGS, INC.

By:	/s/ Matthew Sanford
Matthew Sanford, Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

H.I.G. STEELCO HOLDINGS, INC.

H.I.G. SteelCo Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify:

1. That ARTICLE ONE of the Company’s Certificate of Incorporation be, and it hereby is, amended to read as follows (the “Charter Amendment”):

NAME

The name of the corporation is CitiSteel USA Holdings, Inc.

2. That written consent in favor of the Charter Amendment was given by the Board of Directors of the Company on June 26, 2006.

3. That written consent in favor of the Charter Amendment was given by the Company’s sole stockholder on June 26, 2006.

4. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, H.I.G. SteelCo Holdings, Inc. has caused this Certificate to be executed this 26th day of June, 2006.

H.I.G. STEELCO HOLDINGS, INC.

By:	/s/ Sami Mnaymneh
Sami Mnaymneh
President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CITISTEEL USA HOLDINGS, INC.

CitiSteel USA Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify:

1. That ARTICLE ONE of the Company’s Certificate of Incorporation be, and it hereby is, amended to read as follows (the “Charter Amendment”):

NAME

The name of the corporation is Claymont Steel Holdings, Inc.

2. That written consent in favor of the Charter Amendment was given by the Board of Directors of the Company on August 2, 2006.

3. That written consent in favor of the Charter Amendment was given by the Company’s sole stockholder on August 2, 2006.

4. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, CitiSteel USA Holdings, Inc. has caused this Certificate to be executed this 2nd day of August, 2006.

CITISTEEL USA HOLDINGS, INC.

By:	/s/ Jeff Bradley
Jeff Bradley
Chief Executive Officer